UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2022

AGEAGLE AERIAL SYSTEMS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36492	88-0422242
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8833 E. 34th Street North

Wichita Kansas 67226

 (Address of Registrant’s Principal Executive Office, Including Zip Code)

(620) 325-6363

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	UAVS	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Securities Purchase Agreement

On June 26, 2022, AgEagle Aerial Systems Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with an institutional investor (the “Investor”) which is an existing shareholder of the Company. Pursuant to the terms of the Agreement, the Board of Directors of the Company (the “Board”) authorized the sale of 10,000 shares of a newly designated series of preferred stock, the Series F 5% Convertible Preferred Stock (the “Series F Convertible Preferred”) and warrants to purchase up to 16,129,032 shares of the Company’s Common Stock an exercise price of $0.96 per share (the “Warrants”), for gross proceeds of approximately $15.5 million. The Series F Convertible Preferred will be convertible into 16,129,032 shares of the Company’s common stock (the “Conversion Shares,” and together with the shares underlying the Warrants, the “Underlying Shares”) at a conversion price of $0.62 per share. The Warrants are not exercisable for the first six months after issuance and have a three-year term from the exercise date. Upon exercise of the Warrants in full by the Investor, the Company would receive additional gross proceeds of approximately $10 million. The Investor has the right, subject to certain conditions, including shareholder approval, to purchase up to an additional $25,000,000 of shares of Series F Convertible Preferred and warrants. That option will be available for a period of 18 months after shareholder approval at a purchase price equal to the volume-weighted average pricings (“VWAPs”) of the common stock for three trading days prior to the date the Investor gives notice to the Company that it will exercise the option.

Until December 30, 2022, upon any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents for cash consideration, Indebtedness or a combination of units thereof by the Company (a “Subsequent Financing”), the Investor shall have the right to participate in up to 50% of the Subsequent Financing (the “Participating Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing.

Unless shareholder approval has been obtained, neither the Company nor any subsidiary shall engage in a Subsequent Financing which would cause any adjustment of the conversion price or the exercise price to the extent the Investor would not be permitted, to convert its outstanding shares of Series F Convertible Preferred and exercise its Warrants in full, ignoring for such purposes the other conversion or exercise limitations therein. Notwithstanding the foregoing, the Company and its subsidiaries are not precluded from issuing securities in a Subsequent Financing that does not require shareholder approval, but such Subsequent Financings are not excluded from the dilutive adjustment mechanisms of Series F Convertible Preferred or the Warrant to the extent such are otherwise applicable.

The Preferred Stock, the Warrant and the Underlying Shares were issued pursuant to a prospectus supplement dated June 26, 2022 and filed with the Securities and Exchange Commission (the “Commission”) on the same date and the prospectus included in the Company’s Registration Statement on Form S-3 (Registration No. 333-252801), which was initially filed with the Commission on February 5, 2021 and was declared effective on May 6, 2021.

Lock-up Agreement

On June 30, 2022, as a condition to the consummation of the Agreement, the Company entered into a Lock-up Agreement with the Investor and each officer and director of the Company (collectively, the “Shareholders”), for the benefit of the Investor, with respect to the shares beneficially owned the Shareholders. The restrictions on the disposition of the shares is for a period of 100 days from the date of the closing of the Agreement (the “Restricted Period”), except for up to $250,000 worth of shares sold pursuant to a 10b5-1 trading plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

On June 26, 2022, the Board, pursuant to its authority to designate blank check preferred stock, approved the designation of 35,000 shares of Series F Convertible Preferred with a stated value of $1,000 per share. The Certificate of Designation was filed with the Secretary of State of the State of Nevada on June 29, 2022. The Series F Convertible Preferred is convertible at a conversion price of $0.62 per share, and has liquidation rights senior to the Company’s Common Stock or any securities that is convertible into or exercisable for the Common Stock. The Preferred Stock has no voting rights, except that the Company shall not undertake certain corporate actions as set forth in the Certificate of Designation that would materially impact the holder of Series F Convertible Preferred (the “Holder”), without consent of the Holder. The conversion price adjusts for stock splits and combinations, and is subject to anti-dilution protection for subsequent equity issuances until such time as no shares of Series F Convertible Preferred is outstanding.

If the Company has not obtained shareholder approval, the Company may not issue to the Holder upon conversion of the Series F Convertible Preferred, a number of shares of Common Stock which, when aggregated with any shares of Common Stock then owned by the Holder, would exceed 16,318,708 shares of Common Stock (the “Issuable Maximum”). The Company shall endeavor to obtain shareholder approval with respect to the issuance of Underlying Shares in excess of 19.99% of the issued and outstanding shares of common stock as of June 30, 2022. The Certificate of Designation provides that the Company shall not convert the Series F Convertible Preferred, if after such conversion, the beneficial ownership of the common stock by the Holder would in excess of 9.99% of the issued and outstanding shares of common stock of the Company after giving effect to the issuance of the Underlying Shares (the “Beneficial Ownership Limitation”). The Holder, upon prior notice, may decrease or increase the Beneficial Ownership Limitation, as long as it is not in excess of 9.99%.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designation of Series F 5% Convertible Preferred Stock, filed June 29, 2022
4.1	Common Stock Purchase Warrant, dated June 30, 2022
5.1	Opinion of Sherman & Howard L.L.C.
10.1	Securities Purchase Agreement, dated June 26, 2022
10.2	Lock-up Agreement, dated June 30, 2022
99.1	Press Release, dated June 27, 2022
99.2	Press Release, dated June 30, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2022

AGEAGLE AERIAL SYSTEMS INC.

By:	/s/ Nicole Fernandez-McGovern
Name:	Nicole Fernandez-McGovern
Title:	Chief Financial Officer